UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on July 28, 2011 (the “Original Form 8-K”) relating to financing transactions entered into by PositiveID Corporation, a Delaware corporation (the “Company”). The purpose of this Amendment is to correct the price of a share of common stock of the Company under the Common Stock Purchase Agreement, dated July 27, 2011 (the “Common Stock Agreement”) with Ironridge Global Technology, a division of Ironridge Global IV, Ltd. (“Ironridge”), and to provide information regarding the draw down of part of the financing.  Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after such filing date or modify or update those disclosures in the Original Form 8-K that may have been affected by events or transactions occurring subsequent to such filing date.

Item 1.01.   Entry into a Material Definitive Agreement.

As previously reported in the Original Form 8-K, on July 27, 2011, the Company entered into the Common Stock Agreement with Ironridge, under which the Company may deliver a notice to Ironridge exercising its right to require Ironridge to purchase shares up to $2.5 million of its common stock.  The price per share is not equal to $0.388 as reported in the Original Form 8-K, but rather is $0.367 per share, and therefore the Company may issue up to 6,811,989 shares of its common stock under the Common Stock Agreement.  The purchase price is equal to 102% of the per share closing bid price (rather than the closing price as reported in the Original Form 8-K) of the Company’s common stock as reported on the NASDAQ Capital Market on the trading day immediately before the date the Company announced that it entered into the Common Stock Agreement, which was July 27, 2011.

ITEM 8.01.  Other Events.

On July 27, 2011, the Company entered into a Preferred Stock Purchase Agreement (the “Series F Agreement” and together with the Common Stock Agreement, collectively, the “Agreements”) with Ironridge Global III, LLC, a Delaware limited liability company (“Ironridge Global”), under which Ironridge Global is committed to purchase for cash up to $1.5 million in shares the Company’s redeemable, convertible Series F Preferred Stock (the “Series F Stock”) at $1,000 per share of Series F Stock.  On July 28, 2011, the Company presented Ironridge Global with a notice to purchase $1.5 million of Series F Stock in cash.

On July 28, 2011, the Company presented Ironridge with a notice to purchase $2.5 million of its common stock under the Common Stock Agreement.  Ironridge Global paid $250,000 in cash and the remaining $2.25 million in a promissory note, the terms of which are described in the Original Form 8-K.  The Company will issue 6,811,989 shares of its common stock in connection therewith.

The description contained herein of the terms of the Agreements and Series F Stock does not purport to be complete and the description of the Agreements and Series F Stock contained in the Original Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Legal Opinion of Holland & Knight LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: July 28, 2011

/s/ William J. Caragol

William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Legal Opinion of Holland & Knight LLP

3